Exhibit 10.1

Officer/Employee Form

SMART & FINAL STORES, INC.

Cash Incentive Award Agreement

CASH INCENTIVE AWARD AGREEMENT (this “Agreement”), dated as of May __, 2018, between Smart & Final Stores, Inc., a Delaware corporation (the “Company”), and ___________ (the “Participant”).

Preliminary Statement

Subject to the terms and conditions set forth herein, the Company hereby grants to the Participant, on May __, 2018 (the “Grant Date”), a cash incentive award opportunity (the “Award”).  Pursuant to this Agreement, the Award is unvested and subject to vesting at the times provided in Section 2 hereof and subject to the restrictions as set forth herein.  By signing and returning this Agreement, the Participant acknowledges and agrees to comply with this Agreement and all applicable laws and regulations with respect to the Award.

Accordingly, the parties hereto agree as follows:

1.                                    Award.  Subject to the terms and conditions set forth herein, the Award will provide the Participant the opportunity to receive cash payments in an aggregate amount equal to $_________.

2.                                    Vesting.  One-third (1/3rd) of the total Award will become vested and payable in accordance with Section 4 on each of (a) May 18, 2019, (b) May 18, 2020 and (c) May 18, 2021 (each, a “Vesting Date”), provided, that in each case, the Participant has not incurred a Termination (as defined in the Smart & Final Stores, Inc. Amended and Restated 2014 Stock Incentive Plan, as in effect on the Grant Date (the “Stock Plan”)) prior to the applicable Vesting Date.

3.                                    Termination for Any Reason.  In the event of the Participant’s Termination for any reason prior to any Vesting Date, the unvested portion of the Award shall be forfeited effective upon such Termination.

4.                                    Payment.  The Award, to the extent vested in accordance with Section 2, shall be payable to the Participant in cash on or within thirty (30) days following an applicable Vesting Date.

5.                                    Detrimental Activity.  In consideration for the grant of the Award and in addition to any other remedies available to the Company, the Participant acknowledges and agrees that if the Participant engages in any Detrimental Activity (as defined in the Stock Plan) prior to, or during the one-year period after, any Vesting Date, the Award shall be forfeited, without compensation, and the Company shall be entitled to recover from the Participant (at any time within one year after such engagement in Detrimental Activity) the gross amount of any payments previously made to the Participant in respect of the Award.  The restrictions regarding Detrimental Activity are necessary for the protection of the business and goodwill of the Company and are considered by the Participant to be reasonable for such purposes.  Without intending to limit the legal or equitable remedies available in the Stock Plan or in this Agreement, the Participant acknowledges that engaging in Detrimental Activity will cause the Company material irreparable injury for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such activity or threat thereof, the Company shall be entitled, in addition to the remedies provided under this Agreement or in the Stock Plan, to obtain from any court of competent jurisdiction a temporary restraining order or a preliminary or permanent injunction restraining the Participant from engaging in Detrimental Activity or such other relief as may be required to specifically enforce any of the covenants in the Stock Plan and this Agreement without the necessity of posting a bond, and in the case of a temporary restraining order or a preliminary injunction, without having to prove special damages.

6.                                    Restriction on Transfer.  The Participant may not directly or indirectly transfer, offer, sell, assign, pledge, lease, donate, grant, gift, bequest, encumber, charge, hypothecate or otherwise dispose of, whether for value or for no value, and whether voluntarily or involuntarily (including by operation of law) (each, a “Transfer”) the Award (or any portion of the Award) or any amount payable hereunder, other than by will or by the laws of descent and distribution.  Any attempted Transfer (other than by will or by the laws of descent and distribution) shall be void.

7.                                    Amendment, Modification or Termination.  Notwithstanding any other provision of this Agreement, the Board of Directors of the Company (the “Board”), or the Compensation Committee of the Board (the “Committee”) (to the extent permitted by law and following consultation with the Chief Executive Officer of the Company), may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Award (including any amendment deemed necessary or advisable to ensure that the Company may comply with Section 409A of the Code and the regulations and Treasury guidance thereunder (collectively, “Section 409A”)), or suspend or terminate the Award entirely, retroactively or otherwise, without payment of any consideration to the Participant, in each case as determined in its sole and absolute discretion; provided, however, that any such amendment, suspension or termination by the Board shall be based on the recommendation of the Committee following consultation with the Chief Executive Officer of the Company; provided, further, that, unless otherwise required by law or specifically provided herein, the rights of the Participant with respect to any portion of the Award that has become vested in accordance with Section 2 prior to such amendment, suspension or termination, may not be substantially impaired without the consent of the Participant.  Notwithstanding anything herein to the contrary, the Board or the Committee may amend the Award at any time without the Participant’s consent to comply with Section 409A or any other applicable law.

8.                                    Determinations Binding.  All determinations, evaluations, elections, approvals, authorizations, consents, decisions, interpretations and other actions made or taken by or at the direction of the Company, the Board or the Committee (or any of their respective members) arising out of or in connection with the Award shall be within the sole and absolute discretion of all and each of them, and shall be final, binding and conclusive on the Participant and the Participant’s beneficiaries, heirs, executors, administrators, successors and assigns.

9.                                    Notices.  All notices, demands or requests made pursuant to, under or by virtue of this Agreement must be in writing and sent to the party to which the notice, demand or request is being made:

(a)                               unless otherwise specified by the Company in a notice delivered by the Company in accordance with this Section 9, any notice required to be delivered to the Company shall be properly delivered if delivered to:

Smart & Final Stores, Inc.

600 Citadel Drive
Commerce, California 90040

Attention:                              General Counsel

Telephone:                          (323) 869-7500

Facsimile:                                (323) 869-7862

(b)                              if to the Participant, to the address on file with the Company.

Any notice, demand or request, if made in accordance with this Section 9 shall be deemed to have been duly given: (i) when delivered in person; (ii) three days after being sent by United States mail; or (iii) on the first business day following the date of deposit if delivered by a nationally recognized overnight delivery service.

10.                            Unfunded Obligations.  The Award is an “unfunded” incentive compensation arrangement.  No portion of the Award or any amount payable thereunder shall bear interest or be segregated in separate accounts.  With respect to any payments as to which the Participant has a fixed and vested interest but which are not yet made to the Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

11.                            No Right to Employment/Consultancy/Directorship.  Neither the Award nor anything in this Agreement shall give the Participant or other Person (as defined in the Stock Plan) any right to employment, consultancy or directorship by the Company or its controlled Affiliates (within the meaning of the Stock Plan, and collectively with the Company, the “Employer”), or limit in any way the right of the Employer to terminate the Participant’s employment, consultancy or directorship at any time.

12.                            Other Benefits.  The Award shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates or shall affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation, unless expressly provided to the contrary in such benefit plan.

13.                            Waiver of Jury Trial.  EACH PARTY TO THIS AGREEMENT, FOR ITSELF AND ITS AFFILIATES, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE

ACTIONS OF THE PARTIES HERETO OR THEIR RESPECTIVE AFFILIATES PURSUANT TO THIS AGREEMENT OR IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT.

14.                            Dispute Resolution.  All controversies and claims arising out of or relating to this Agreement, or the breach hereof, shall be settled by the Employer’s mandatory dispute resolution procedures as may be in effect from time to time with respect to matters arising out of or relating to the Participant’s employment with the Employer.

15.                            Severability of Provisions.  If at any time any of the provisions of this Agreement shall be held invalid or unenforceable, or are prohibited by the laws of the jurisdiction where they are to be performed or enforced, by reason of being vague or unreasonable as to duration or geographic scope or scope of the activities restricted, or for any other reason, such provisions shall be considered divisible and shall become and be immediately amended to include only such restrictions and to such extent as shall be deemed to be reasonable and enforceable by the court or other body having jurisdiction over this Agreement and the Company and the Participant agree that the provisions of this Agreement, as so amended, shall be valid and binding as though any invalid or unenforceable provisions had not been included.

16.                            Governing Law.  All matters arising out of or relating to this Agreement and the transactions contemplated hereby, including its validity, interpretation, construction, performance and enforcement, shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to its principles of conflict of laws.

17.                            No Liability; Indemnification.  The Board, the Committee and their respective members shall not be liable for any action or determination made in good faith with respect to the Award.  To the maximum extent permitted by applicable law, no officer or employee of the Company or any Affiliate or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Award or any amount payable hereunder.  To the maximum extent permitted by applicable law and the Certificate of Incorporation and By-Laws of the Company and to the extent not covered by insurance directly insuring such Person, each current or former officer or employee of the Company or any Affiliate and member of the Committee or the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Committee) or liability (including any sum paid in settlement of a claim with the approval of the Committee), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of the Award, except to the extent such indemnification is not permitted by applicable law.  Such indemnification shall be in addition to any rights of indemnification provided for under applicable law or under the Certificate of Incorporation or By-Laws of the Company or any Affiliate.  Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him or her.

18.                            Recoupment.  In addition to the recoupment provisions set forth herein relating to Detrimental Activity, the Award and any compensation paid by the Company under the Award hereunder, will be subject to: (a) any compensation recapture policies adopted or established by the Board or a committee of the Board from time to time, as it deems advisable, to the extent permitted by applicable law and applicable stock exchange rules, and (b) any compensation recapture policies to the extent required pursuant to any applicable law (including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or other applicable law) or the rules and regulations of any national securities exchange on which shares of the Company’s common stock are then traded.

19.                            Withholding. The Company shall be entitled to withhold from any amounts to be paid or benefits provided to the Participant hereunder any federal, state, local or foreign withholding, or other taxes, charges or deductions which it is required to withhold.

20.                            Section 409A.  Although the Company makes no guarantee with respect to the tax treatment of the Award, the Award pursuant to this Agreement is intended to comply with or be exempt from Section 409A and shall be limited, construed and interpreted in accordance with such intent; provided that the Employer does not guarantee to the Participant any particular tax treatment of the Award.  In no event whatsoever shall the Employer be liable for any additional tax, interest or penalties that may be imposed on the Participant by Section 409A or any damages for failing to comply with Section 409A.

21.                            Interpretation.  Unless a clear contrary intention appears: (a) the defined terms herein shall apply equally to both the singular and plural forms of such terms; (b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually; (c) any pronoun shall include the corresponding masculine, feminine and neuter forms; (d) reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof; (e) reference to any law, rule or regulation means such law, rule or regulation as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any law, rule or regulation means that provision of such law, rule or regulation from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision; (f) “hereunder,” “hereof,” “hereto,”  and words of similar import shall be deemed references to this Agreement as a whole and not to any particular article, section or other provision hereof; (g) numbered or lettered articles, sections and subsections herein contained refer to articles, sections and subsections of this Agreement; (h) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; (i) “or” is used in the inclusive sense of “and/or”; (j) references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto; and (k) reference to dollars or $ shall be deemed to refer to U.S. dollars.

22.                            No Strict Construction.  This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

SMART & FINAL STORES, INC.

By:
Name:	David G. Hirz
Title:	President and Chief Executive Officer

PARTICIPANT

By:
Name: